36,500,000 Shares

Gastar Exploration Ltd.

Common Shares

UNDERWRITING AGREEMENT

May 19, 2009

JOHNSON RICE & COMPANY L.L.C.

639 Loyola Avenue, Suite 2775

New Orleans, Louisiana 70113

Ladies and Gentlemen:

Introductory. Gastar Exploration Ltd., a corporation that is subsisting under the Business Corporations Act (Alberta) (the “Company”), confirms its agreement with Johnson Rice & Company L.L.C. (the “Underwriter”), with respect to the issue and sale by the Company and the purchase by the Underwriter of an aggregate of 36,500,000 (the “Firm Shares”) of the common shares of the Company (the “Common Shares”). In addition, the Company has granted to the Underwriter an option to purchase up to 5,475,000 Common Shares (the “Optional Shares”), as provided in Section 3. The Firm Shares to be purchased by the Underwriter, together with the Optional Shares, if purchased, are hereinafter collectively called the “Offered Shares.”

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a shelf registration statement on Form S-3 (File No. 333-142123), including a base prospectus (the “Base Prospectus”), to be used in connection with the public offering and sale of the Offered Shares. Such registration statement, as amended, including the prospectus and exhibits thereto, in the form in which it was declared effective by the Commission under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Securities Act”), including all documents incorporated or deemed to be incorporated by reference therein and any information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430B or Rule 430C (the “Rule 430 Information”) under the Securities Act or the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”), is called the “Registration Statement.” The prospectus supplement used in connection with the offering of the Offered Shares that omitted Rule 430 Information, together with the Base Prospectus, is herein called a “Preliminary Prospectus.” As used herein, the term “Prospectus” means the Base Prospectus, as supplemented by a prospectus supplement containing Rule 430 Information in the form first made available to the Underwriter by the Company to confirm sales of the Offered Shares or in the form first made available to the Underwriter by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act. As used herein, “Applicable Time” is 4:30 P.M. (New York time) on May 19, 2009. As used herein, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, and “Time of Sale Prospectus” means the Base Prospectus, as amended or supplemented immediately prior to the Applicable Time, together with the Preliminary Prospectus and the free writing prospectuses, if any, identified on Schedule A, which information may be conveyed orally by the Underwriter to purchasers of the Offered Shares at the Applicable Time. As used herein, the terms

“Registration Statement,” “Base Prospectus,” “Time of Sale Prospectus,” “Preliminary Prospectus” and “Prospectus” shall include the documents incorporated and deemed to be incorporated by reference therein. All references in this Agreement to amendments or supplements to the Registration Statement, the Base Prospectus, the Time of Sale Prospectus, the Preliminary Prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Exchange Act which is or is deemed to be incorporated by reference in the Registration Statement, the Base Prospectus, the Time of Sale Prospectus, the Preliminary Prospectus or the Prospectus, as the case may be. All references in this Agreement to (i) the Registration Statement, the Base Prospectus, the Time of Sale Prospectus, the Preliminary Prospectus or the Prospectus, or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”), or any successor system including the Interactive Data Electronic Applications (“IDEA”) and (ii) the Prospectus shall be deemed to include the “electronic Prospectus” provided for use in connection with the offering of the Offered Shares as contemplated by Section 4(N) of this Agreement. All references in this Agreement to financial statements and schedules and other information that are “contained,” “included” or “stated” in the Registration Statement, the Base Prospectus, the Time of Sale Prospectus, the Preliminary Prospectus or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information that are or are deemed to be incorporated by reference in the Registration Statement, the Base Prospectus, the Time of Sale Prospectus, the Preliminary Prospectus or the Prospectus, as the case may be.

The Company hereby confirms its agreement with the Underwriter as follows:

Section 1. Representations and Warranties of the Company. The Company hereby represents, warrants and covenants to the Underwriter as follows:

A. Compliance with Registration Requirements. The Registration Statement is a shelf registration statement that has been filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company. No stop order suspending the effectiveness of the Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated or threatened by the Commission.

The Preliminary Prospectus and the Prospectus when filed complied in all material respects with the Securities Act and, if filed by electronic transmission pursuant to EDGAR or IDEA (except as may be permitted by Regulation S-T under the Securities Act), was identical to the copy thereof delivered to the Underwriter for use in connection with the offer and sale of the Offered Shares. The Registration Statement and any post-effective amendment thereto, at the time it became effective and at the First Closing Date (as defined in Section 3) and, if applicable, as of each Option Closing Date (as defined in Section 3), complied and, as amended or supplemented, if applicable, will, as of the date of such amendment or supplement, as applicable, comply in all material respects with the Securities Act and did not and, as amended or supplemented, if applicable, will not, as of the date of such amendment or supplement, as applicable, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Time of Sale Prospectus does not, and at the time of each sale of the Offered Shares in connection with the offering and at the First Closing Date (as defined in Section 3) and, if applicable, as of each Option Closing Date (as defined in Section 3), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, provided that the Underwriter will notify the Company within a reasonable time prior to any sale occurring other than at the Applicable Time. The Base Prospectus, as of its date, did not, and at the First Closing Date (as defined in Section 3) and, if applicable, as of each Option Closing Date, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the four immediately preceding sentences do not apply to statements in or omissions from the Registration Statement, or any post-effective amendment thereto, or the Preliminary Prospectus, the Prospectus or the Time of Sale Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with information relating to the Underwriter furnished to the Company in writing by the Underwriter expressly for use therein, it being understood and agreed that the only such information furnished by the Underwriter to the Company consists of the information described in Section 10(C) below. There are no contracts or other documents required to be described in the Time of Sale Prospectus, the Preliminary Prospectus or the Prospectus or to be filed as exhibits to the Registration Statement which have not been described or filed as required.

The Company meets, and at the time the Registration Statement was originally declared effective the Company met, the applicable requirements for use of Form S-3 under the Securities Act.

The documents incorporated or deemed to be incorporated by reference in the Preliminary Prospectus and the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the applicable requirements of the Exchange Act, and, when read together with the other information in the Preliminary Prospectus and the Prospectus, at the time the Registration Statement and any amendments thereto become effective and at the Closing Date will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the facts required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The Company is not an “ineligible issuer” (as defined in Rule 405 under the Securities Act) in connection with the offering of the Offered Shares pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act. The Time of Sale Prospectus complies in all material respects with the requirements of the Securities Act, as of its date and at the First Closing Date and, if applicable, as of each Option Closing Date. Except for the free writing prospectuses, if any, identified on Schedule A, the Company has not prepared, used or referred to, and will not, without the prior consent of the Underwriter, prepare, use or refer to, any free writing prospectus.

B. Offering Materials Furnished to the Underwriter. The Company has delivered to the Underwriter conformed copies of the Registration Statement and of each consent and certificate of experts filed as a part thereof, the Time of Sale Prospectus, the Preliminary Prospectus, the Prospectus, as amended or supplemented, and any free writing prospectuses reviewed and consented to by the Underwriter, in such quantities and at such places as the Underwriter has reasonably requested.

C. Distribution of Offering Material By the Company. The Company has not distributed and will not distribute, prior to the later of (i) the expiration or termination of the option granted to the Underwriter in Section 3 and (ii) the completion of the Underwriter’s distribution of the Offered Shares, any offering material in connection with the offering and sale of the Offered Shares other than the Time of Sale Prospectus, the Preliminary Prospectus, the Prospectus or the Registration Statement or any other document not constituting a prospectus pursuant to Section 2(a)(10)(a) or Rule 134 under the Securities Act.

D. Independent Accountants. BDO Seidman, LLP is an independent accountant with respect to the Company as required by the Securities Act, and the rules and regulations thereunder, and the Public Company Accounting Oversight Board (United States) (“PCAOB”).

E. Financial Statements. The consolidated financial statements of the Company filed with the Commission as a part of or incorporated by reference into the Registration Statement, the Preliminary Prospectus, the Prospectus and the Time of Sale Prospectus present fairly in all material respects the financial condition of the Company and each of its subsidiaries (each, a “Subsidiary,” and together, the “Subsidiaries”), as such term is defined in Rule 1-02 of Regulation S-X of the Commission (“Regulation S-X”), as of and at the dates indicated, and the consolidated statements of operations, cash flows and comprehensive income of the Company and the Subsidiaries (as applicable) for the periods specified. Except as otherwise disclosed in the Registration Statement, the Preliminary Prospectus, the Prospectus and the Time of Sale Prospectus, such financial statements have been prepared in conformity with generally accepted accounting principles in the United States of America (“GAAP”) applied on a consistent basis throughout the periods involved except to the extent disclosed in the notes thereto. There are no financial statements (historical or pro forma) that are required to be included in the Registration Statement, the Preliminary Prospectus, the Prospectus or the Time of Sale Prospectus that are not included as required. All non-GAAP financial measures (as defined in Regulation G of the Commission) and ratios derived using non-GAAP financial measures have been presented in compliance with Item 10 of Regulation S-K of the Commission.

F. Disclosure Controls and Procedures. The Company has established and maintains disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)), which (i) are designed to ensure that material information relating to the Company is made known to the Company’s principal executive officer and its principal financial officer by others within the Company, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared; (ii) have been evaluated for effectiveness as of a date within 90 days prior to the earlier of the date that the Company filed its most recent annual or quarterly report with the Commission and the date of the Time of Sale Prospectus; and (iii) are effective in all material respects to perform the functions for which they were established. Based on the most recent evaluation of its disclosure controls and procedures, the Company is not aware of (i) any significant deficiencies or material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information or (ii) any fraud, whether or not material, that involves executive officers or other employees who have a significant role in the Company’s internal control over financial reporting. The audit committee of the Company’s board of directors and the Company’s independent registered public accounting firm have been made aware of any significant deficiencies in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information. The Company is not aware of any change in its internal control over financial reporting that has occurred during its most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

G. No Material Adverse Change in Business. Except as disclosed in the Time of Sale Prospectus, subsequent to the respective dates as of which information is given in the Time of Sale Prospectus, there has been no (i) material adverse change in the condition, financial or otherwise, or in the earnings, business or results of operations of the Company and its Subsidiaries taken as a whole (the “Enterprise”), whether or not arising in the ordinary course of business (a “Material Adverse Change”), (ii) transaction which is material to the Enterprise, (iii) change in the capital of the Company or any Subsidiary, (iv) material change in the outstanding indebtedness of the Company or any Subsidiary or (v) dividend or distribution of any kind declared, paid or made on the Common Shares.

H. Good Standing of the Company and its Subsidiaries. The Company has been duly incorporated and is a valid and subsisting corporation under the laws of the Province of Alberta and has the requisite corporate power and authority to own its properties and to otherwise conduct its business as described in the Registration Statement, Preliminary Prospectus, Prospectus and Time of Sale Prospectus and to enter into and perform its obligations under this Agreement. The Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, except where the failure to so qualify or to be in good standing would not result in a Material Adverse Change. Each of the Subsidiaries is identified in Schedule B to this Agreement. Each Subsidiary has been duly formed and is validly existing as a business entity in good standing under the laws of the jurisdiction of its formation, has all requisite power and authority to own, lease and operate its properties and to conduct its business as described in the Time of Sale Prospectus, and is duly qualified as a foreign business entity (corporate or otherwise) to transact business and is in good standing in each jurisdiction in which such qualification is required, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Change. All of the issued and outstanding equity interests of each Subsidiary have been duly authorized and validly issued, and are fully paid and non-assessable; except as otherwise disclosed in the Time of Sale Prospectus, all such equity interests are wholly owned by the Company, directly or through its Subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, and none of the outstanding equity interests of any Subsidiary was issued in violation of the preemptive or similar rights of any security holder of such Subsidiary.

I. Capitalization. The authorized capital of the Company and the issued and outstanding capital of the Company as of May 15, 2009, are as set forth on Schedule C. The shares in the capital of the Company have been duly authorized and validly issued and are fully paid and non-assessable and none of the outstanding shares in the capital of the Company was issued in violation of the preemptive or similar rights of any security holder of the Company. The capital of the Company conforms in all material respects to the description contained in the Time of Sale Prospectus, and such description conforms in all material respects to the rights set forth in the instruments defining the same. The description of the Company’s stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, as described in the Registration Statement, Preliminary Prospectus, Prospectus or in the Time of Sale Prospectus accurately and fairly present in all material respects the information required to be shown with respect to such plans, arrangements, options and rights.

J. Other Securities. Except as disclosed in the Time of Sale Prospectus, there are no outstanding (i) securities or obligations of the Company or any Subsidiary convertible into or exchangeable for any equity interests of the Company or any Subsidiary, (ii) warrants, rights or options to subscribe for or purchase from the Company or any Subsidiary any equity interests or any such convertible or exchangeable securities or obligations, or (iii) obligations of the Company or any Subsidiary to issue any equity interests, any such convertible or exchangeable securities or obligations, or any such warrants, rights or options.

K. Stock Exchange Listing and Reporting Requirements. The Common Shares are registered pursuant to Section 12(b) of the Exchange Act and are listed on the NYSE Amex and the Toronto Stock Exchange and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Shares under the Exchange Act or delisting the Common Shares from NYSE Amex or the Toronto Stock Exchange, and except as disclosed in the Time of Sale Prospectus, the Company has not received any notification that the Commission, the NYSE Amex or the Toronto Stock Exchange is contemplating terminating such registration or listing. In addition, the Company is a reporting issuer not in default in each of the Provinces of British Columbia, Alberta, Manitoba, Ontario and no securities regulatory authorities in any of those provinces has issued any order which is currently outstanding preventing or suspending trading in any securities of the Company, no such proceeding is, to the knowledge of the Company, pending, contemplated or threatened and the Company is not in default of any material requirement of all applicable Canadian securities laws, rules, regulations, notices, instruments, blanket orders and policies in the Provinces of British Columbia, Alberta, Manitoba, and Ontario.

L. Authorization of Agreement and Binding Effect. The Company has full right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder; and all action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement and the consummation by it of the transactions contemplated hereby has been duly and validly taken.

M. Compliance with Laws. The Company and each Subsidiary are in compliance with all laws as in effect on the date hereof applicable to the conduct of their business or operations, or applicable to their employees, except where the failure to be in compliance would not cause a Material Adverse Change. None of the Company or any Subsidiary has received notice of any violation of any law, or any potential liability under any law, relating to the operation of its business or to its employees or to any of the assets, operations, processes, employees or products of the Company or any Subsidiary, except where the violation would not cause a Material Adverse Change.

N. Authorization and Description of Offered Shares. The Offered Shares have been duly authorized for issuance and sale to the Underwriter pursuant to this Agreement. When the Company issues and delivers the Offered Shares pursuant to this Agreement against payment of the consideration set forth herein, the Offered Shares will be validly issued, fully paid and non-assessable. The issuance by the Company of the Offered Shares is not subject to preemptive or other similar rights of any security holder of the Company, except for such rights as have been duly waived. The Company has authorized and available a sufficient number of Common Shares for issuance of its Offered Shares pursuant to this Agreement

O. Absence of Defaults and Conflicts. Neither the Company nor any Subsidiary is (i) in violation of its charter or by-laws, limited partnership agreement or limited liability company agreement, as applicable, or (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which it is a party or by which it may be bound, or to which any of the property or assets of the Company or any Subsidiary is subject (collectively, “Agreements and Instruments”) except, in the case of clause (ii), for any defaults which, singularly or in the aggregate, would not result in a Material Adverse Change; and the execution, delivery and performance of this Agreement, the consummation of the transactions contemplated by this Agreement and in the Time of Sale Prospectus including the sale of the Offered Shares and the use of the proceeds from the sale of the Offered Shares as described therein, and the compliance by the Company with its obligations under this Agreement (except as contemplated by the Time of Sale Prospectus) do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the properties or assets of the Company or any Subsidiary pursuant to the Agreements and Instruments except for such conflicts, breaches, defaults, liens, charges or encumbrances which, singularly or in the aggregate, would not result in a Material Adverse Change, nor will such action result in any violation of the provisions of the Amended and Restated Articles of Incorporation or Bylaws of the Company or related constituent document of any Subsidiary or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any Subsidiary or any of their assets, properties or operations, except where such violation of any applicable law, statute, rule, regulation, judgment, order, writ, or decree of any government, government instrumentality or court, domestic or foreign would not result in a Material Adverse Change. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any Subsidiary.

P. Absence of Labor Dispute. No labor dispute with the employees of the Company or any Subsidiary exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its Subsidiaries, principal operators, contractors, suppliers or customers, which, in any such case, would result in a Material Adverse Change. The Company is not aware that any key employee or significant group of employees of the Company or any Subsidiary plans to terminate employment with such entity.

Q. Absence of Proceedings. Except as disclosed in the Time of Sale Prospectus, there is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any Subsidiary, which is required to be disclosed in the Registration Statement, or which is reasonably expected to result in a Material Adverse Change, or which might materially and adversely affect the properties or assets of the Enterprise or the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder.

R. Possession of Intellectual Property. The Company and the Subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how, confidential information, trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them, except where the failure to own or possess, or have the ability to acquire on reasonable terms such Intellectual Property would not, singularly or in the aggregate, cause a Material Adverse Change. Neither the Company nor any Subsidiary has received any notice of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any Subsidiary therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Change.

S. Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, or in connection with the performance by the Company of its obligations with respect to the offering or sale of the Offered Shares under this Agreement or the consummation of the transactions contemplated by this Agreement except such as have been already obtained or as may be required under the Securities Act or the regulations promulgated thereunder or state securities laws or by FINRA, the NYSE Amex or the Toronto Stock Exchange.

T. No Price Stabilization or Manipulation; Compliance with Regulation M. Neither the Company nor any Subsidiary has taken, directly or indirectly, any action designed to or that would be reasonably expected to cause or result in stabilization or manipulation of the price of the Common Shares or any other “reference security” (as defined in Rule 100 of Regulation M under the Exchange Act (“Regulation M”)) whether to facilitate the sale or resale of the Offered Shares or otherwise, and has taken no action which would directly or indirectly violate Regulation M. The Company acknowledges that the Underwriter may engage in passive market making transactions in the Offered Shares on the NYSE Amex and the Toronto Stock Exchange in accordance with Regulation M.

U. Possession of Licenses and Permits. The Company and each Subsidiary possess such permits, licenses, certificates, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by appropriate federal, state, local or foreign regulatory bodies necessary for the ownership of their respective assets and to conduct the business now operated by them, except where the failure to have obtained the same would not cause a Material Adverse Change. The Company and each Subsidiary are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure to so comply would not, singly or in the aggregate, cause a Material Adverse Change. Neither Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding would result in a Material Adverse Change.

V. Reserve Report Data. The oil and gas reserve estimates of the Company contained or incorporated by reference into the Registration Statement and included in the Preliminary Prospectus, Prospectus and Time of Sale Prospectus have been prepared by independent reserve engineers in accordance with Commission guidelines applied on a consistent basis throughout the periods involved, and the Company has no reason to believe that such estimates do not fairly reflect the oil and gas reserves of the Company as of the dates indicated. Other than production of the reserves in the ordinary course of business and intervening product price fluctuations described in the Registration Statement, Preliminary Prospectus, Prospectus and Time of Sale Prospectus, the Company is not aware of any facts or circumstances that would cause a Material Adverse Change in the reserves or the present value of future net cash flows therefrom as described in the Registration Statement, Preliminary Prospectus, Prospectus or Time of Sale Prospectus.

W. Properties. Except as otherwise set forth in the Time of Sale Prospectus or such as in the aggregate does not now cause or will in the future cause a Material Adverse Change, the Company and each Subsidiary have title to their respective properties as follows: (a) with respect to wells (including leasehold interests and appurtenant personal property) and non-producing oil and gas properties (including undeveloped locations on leases held by production and those leases not held by production), such title is good and free and clear of all liens, security interests, pledges, charges, encumbrances, mortgages and restrictions, (b) with respect to non-producing properties in exploration prospects, such title was investigated in accordance with customary industry procedures prior to the acquisition thereof by the Company or any Subsidiary; (c) with respect to real property other than oil and gas interests, such title is good and marketable free and clear of all liens, security interests, pledges, charges, encumbrances, mortgages and restrictions; and (d) with respect to personal property other than that appurtenant to oil and gas interests, such title is free and clear of all liens, security interests, pledges, charges, encumbrances, mortgages and restrictions. No real property owned, leased, licensed, or used by the Company or any Subsidiary lies in an area which is, or to the knowledge of the Company will be, subject to restrictions which would prohibit, and no statements of facts relating to the actions or inaction of another person or entity or his or its ownership, leasing, licensing, or use of any real or personal property exists or will exist which would prevent, the continued effective ownership, leasing, licensing, exploration, development or production or use of such real property in the business of the Company or any Subsidiary as presently conducted or as the Registration Statement, the Preliminary Prospectus, the Prospectus or the Time of Sale Prospectus indicates they contemplate conducting, except as may be properly described in the Registration Statement, the Preliminary Prospectus, the Prospectus or the Time of Sale Prospectus or such as in the aggregate do not now cause and will not in the future cause a Material Adverse Change.

X. Insurance. Except as otherwise set forth in the Registration Statement, the Preliminary Prospectus, the Prospectus or the Time of Sale Prospectus, the Company and each Subsidiary are insured by insurers against such losses and risks and in such amounts as are customary for the business in which they are engaged; all such policies of insurance insuring the Company and each Subsidiary are in full force and effect and neither the Company nor any of its Subsidiaries has any reason to believe that any of them will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business. Except as otherwise set forth in the Registration Statement, the Preliminary Prospectus, the Prospectus or the Time of Sale Prospectus, there are no material claims by the Company or any Subsidiary under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause.

Y. Taxes. The Company and each of the Subsidiaries has filed on a timely basis all foreign, federal, state and local tax returns that are required to be filed or have requested extensions thereof (except in any case in which the failure so to file would not cause a Material Adverse Change) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it to the extent due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or would not cause a Material Adverse Change.

Z. Investment Company Act. Neither the Company nor any Subsidiary is required, and upon the sale of the Offered Shares as herein contemplated and the application of the net proceeds therefrom as described in the Time of Sale Prospectus will not be required, to register as an “investment company” within the meaning of such term under the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission promulgated thereunder.

AA. Environmental Laws. There has been no storage, disposal, generation, manufacture, refinement, transportation, handling or treatment of hazardous substances or hazardous wastes by the Company or any Subsidiary (or, to the knowledge of the Company, any of its predecessors in interest), at, upon or from any of the property now or previously owned, leased or operated by the Company or any Subsidiary in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit that would require the Company or any Subsidiary to undertake any remedial action under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit, except for any violation or remedial action that would not, individually or in the aggregate with all such violations and remedial actions, cause a Material Adverse Change. Except for abandonment and similar costs incurred or to be incurred in the ordinary course of business of the Company or any Subsidiary, there has been no material spill, discharge, leak, emission, injection, escape, dumping or release of any kind onto any property now or previously owned, leased or operated by the Company or any Subsidiary or into the environment surrounding such property of any hazardous substances or hazardous wastes due to or caused by the Company or any Subsidiary (or, to the knowledge of the Company, any of its predecessors in interest), except for any such spill, discharge, leak, emission, injection, escape, dumping or release that would not, singularly or in the aggregate with all such spills, discharges, leaks, emissions, injections, escapes, dumpings and releases, result in a Material Adverse Change and the terms “hazardous substances,” and “hazardous wastes” shall be construed broadly to include such terms and similar terms, all of which shall have the meanings specified in any applicable local, state and federal laws or regulations with respect to environmental protection. Except as set forth in the Time of Sale Prospectus, neither the Company nor any Subsidiary has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

BB. Registration Rights. There are no persons with registration rights or other similar rights to have any securities of the Company registered pursuant to the Registration Statement or sold in the offering contemplated by this Agreement, except for such rights as have been duly waived.

CC. Internal Accounting. Subject to such exceptions, if any, as could not cause a Material Adverse Change, the Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

DD. Illegal Payments. Neither the Company nor any of its Subsidiaries, nor, to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its Subsidiaries, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

EE. Corporate Records. The minute books of the Company and each Subsidiary have been made available to the Underwriter and counsel for the Underwriter, and such books (i) reflect all meetings and actions of the board of directors (including each board committee) and stockholders (or analogous governing bodies and interest holders, as applicable) of the Company and each Subsidiary since the time of its respective organization through the date of the latest meeting and action, and (ii) are complete and correct in all material respects.

FF. Brokers. Neither the Company nor any Subsidiary is a party to any contract, agreement or understanding with any person that would give rise to a valid claim against the Company or the Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Offered Shares other than this Agreement.

GG. ERISA. The minimum funding standard under Section 302 of the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (“ERISA”), has been satisfied by each “pension plan” (as defined in Section 3(2) of ERISA) which has been established or maintained by the Company or any Subsidiary, and the trust forming part of each such plan which is intended to be qualified under Section 401 of the Internal Revenue Code of 1986, as amended, is so qualified; each of the Company and the Subsidiaries has fulfilled its obligations, if any, under Section 515 of ERISA; neither the Company nor any Subsidiary maintains and is required to contribute to a “welfare plan” (as defined in Section 3(1) of ERISA) which provides retiree or other post-employment welfare benefits or insurance coverage (other than “continuation coverage” (as defined in Section 602 of ERISA)); each pension plan and welfare plan established or maintained by the Company and/or one of the Subsidiaries is in compliance with the currently applicable provisions of ERISA, except where the failure to comply would not cause a Material Adverse Change; and neither the Company nor any Subsidiary has incurred or could incur any withdrawal liability under Section 4201 of ERISA, any liability under Section 4062, 4063, or 4064 of ERISA, or any other liability under Title IV of ERISA.

HH. Margin Securities. The Company does not own any “margin securities” as that term is defined in Regulation U of the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”), and none of the proceeds of the sale of the Offered Shares will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Offered Shares to be considered a “purpose credit” within the meanings of Regulation T, U or X of the Federal Reserve Board.

Any certificate signed by any officer of the Company or any Subsidiary that is delivered to the Underwriter or to counsel for the Underwriter pursuant to this Agreement shall be deemed a representation and warranty by the Company to the Underwriter as to the matters covered thereby.

Section 2. [INTENTIONALLY OMITTED]

Section 3. Purchase, Sale and Delivery of the Offered Shares.

A. The Firm Shares. The Company agrees to issue and sell to the Underwriter the Firm Shares upon the terms herein set forth. On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Underwriter agrees to purchase from the Company all of the Firm Shares. The purchase price to be paid by the Underwriter to the Company for the Firm Shares shall be $0.386 per share.

B. The First Closing Date. Delivery of the Firm Shares to be purchased by the Underwriter and payment therefor shall be made at the offices of Porter & Hedges, L.L.P. (or such other place as may be agreed to by the Company and the Underwriter) at 9:00 a.m. Houston time, on May 22, 2009, or such other time and date as shall be agreed upon by the Underwriter and the Company (the time and date of such closing are called the “First Closing Date”).

C. The Optional Shares; Option Closing Date. In addition, on the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Company hereby grants an option to the Underwriter to purchase up to an aggregate of 5,475,000 Optional Shares from the Company at the purchase price per share to be paid by the Underwriter for the Firm Shares. The option granted hereunder is for use by the Underwriter solely in covering any over-allotments in connection with the sale and distribution of the Firm Shares. The option granted hereunder may be exercised at any time and from time to time in whole or in part upon notice by the Underwriter to the Company, which notice may be given at any time within 30 days from the date of this Agreement. Such notice shall set forth (i) the aggregate number of Optional Shares as to which the Underwriter is exercising the option, (ii) the names and denominations in which the Optional Shares are to be registered and (iii) the time, date and place at which the Optional Shares will be delivered (which time and date may be simultaneous with, but not earlier than, the First Closing Date; and in such case the term “First Closing Date” shall refer to the time and date of delivery of certificates for the Firm Shares and such Optional Shares). Such time and date of delivery, if subsequent to the First Closing Date, is called an “Option Closing Date” and shall be determined by the Underwriter and shall not be earlier than two or later than five full business days after delivery of such notice of exercise. The Underwriter may cancel the option at any time prior to its expiration by giving written notice of such cancellation to the Company.

D. Public Offering of the Offered Shares. The Underwriter hereby advises the Company that the Underwriter intends to offer for sale to the public, initially on the terms set forth in the Time of Sale Prospectus and the Prospectus, the Offered Shares as soon after this Agreement has been executed as the Underwriter, in its judgment, has determined is advisable and practicable. The Underwriter represents and warrants to the Company that it has not engaged, and covenants with the Company that it will not engage, in any acts, advertising, solicitations, conduct or negotiations, including underwriting or investor relations activities, in the Province of Alberta in furtherance of a trade of any of the Offered Shares. The Company also represents and warrants to the Underwriter that it has not engaged, and covenants with the Underwriter that it will not engage, in any acts, advertising, solicitations, conduct or negotiations, including investor relations activities, in the Province of Alberta in furtherance of a trade of any of the Offered Shares.

E. Payment for the Offered Shares. Payment for the Firm Shares shall be made at the First Closing Date by wire transfer of immediately available funds to the order of the Company. Payment for the Optional Shares shall be made at the First Closing Date or the applicable Option Closing Date, as the case may be, by wire transfer of immediately available funds to the order of the Company.

F. Delivery of the Offered Shares. The Company, through the facilities of DTC, shall deliver, or cause to be delivered, to the Underwriter the Firm Shares at the First Closing Date, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The Company, through the facilities of DTC, shall deliver, or cause to be delivered, to the Underwriter, the Optional Shares the Underwriter has agreed to purchase at the First Closing Date or the applicable Option Closing Date, as the case may be, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. At least two full business days prior to the First Closing Date (or the applicable Option Closing Date, as the case may be), the Company shall authorize the Company’s transfer agent to arrange for the delivery of the Offered Shares in accordance with the provisions of this Section 3(F). The Offered Shares shall be registered as the Underwriter shall have requested at least one business day prior to the First Closing Date (or the applicable Option Closing Date, as the case may be). Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriter.

Section 4. Additional Covenants of the Company. The Company further covenants and agrees with the Underwriter as follows:

A. Delivery of Time of Sale Prospectus and Prospectus. Upon request, the Company shall furnish to the Underwriter, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 4(E) or Section 4(G) below, as many copies of the Time of Sale Prospectus, the Prospectus and any supplements and amendments thereto as the Underwriter may reasonably request.

B. Underwriter’s Review of Proposed Amendments and Supplements. Prior to amending or supplementing the Registration Statement, the Time of Sale Prospectus, the Preliminary Prospectus or the Prospectus, including any amendment or supplement through incorporation by reference of any report filed under the Exchange Act, the Company shall furnish to the Underwriter for review a copy of each such proposed amendment or supplement, and the Company shall not file any such proposed amendment or supplement without the consent of the Underwriter, and shall file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

C. Free Writing Prospectuses. The Company shall furnish to the Underwriter a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and shall not use or refer to any proposed free writing prospectus to which the Underwriter reasonably objects.

D. Filing of Underwriter Free Writing Prospectuses. The Company shall not take any action that would result in the Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

E. Amendments and Supplements to Time of Sale Prospectus. If the Time of Sale Prospectus is being used to solicit offers to buy the Offered Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus so that the Time of Sale Prospectus does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when delivered to a prospective purchaser, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement, or if, in the opinion of counsel for the Underwriter, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, including the Securities Act, the Company shall (subject to Sections 4(B) and 4(C)) forthwith prepare, file with the Commission and furnish, at its own expense, to the Underwriter and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when delivered to a prospective purchaser, not be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law including the Securities Act.

F. Securities Act Compliance. After the date of this Agreement, the Company shall promptly advise the Underwriter in writing (i) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (ii) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to the Time of Sale Prospectus, any free writing prospectus, the Preliminary Prospectus or the Prospectus, (iii) of the time and date that any post-effective amendment to the Registration Statement becomes effective and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or any amendment or supplement to the Time of Sale Prospectus, any free writing prospectus, the Preliminary Prospectus or the Prospectus or of any order preventing or suspending the use of the Time of Sale Prospectus, any free writing prospectus, the Preliminary Prospectus or the Prospectus, or of any proceedings to remove, suspend or terminate from listing or quotation the Common Shares from any securities exchange or automated quotation system upon which they are listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes. If the Commission shall enter any such stop order at any time, the Company will use its best efforts to obtain the lifting of such order at the earliest possible moment. Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b), 433, 430A and 430B, as applicable, under the Securities Act and will use its reasonable efforts to confirm that any filings made by the Company under such Rules 424(b) or 433 were received in a timely manner by the Commission.

G. Amendments and Supplements to the Prospectus and Other Securities Act Matters. If the delivery of a prospectus is required at any time after the date hereof and if at such time any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus so that the Prospectus does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if in the opinion of the Underwriter or counsel for the Underwriter it is otherwise necessary to amend or supplement the Prospectus to comply with applicable law, including the Securities Act, the Company agrees to promptly prepare (subject to Section 4(B) and 4(C)), file with the Commission and furnish at its own expense to the Underwriter and to dealers, amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law including the Securities Act. Neither the consent of the Underwriter to, or delivery of, any such amendment or supplement shall constitute a waiver of any of the Company’s obligations under Sections 4(B) or (C).

H. Blue Sky Compliance. The Company shall cooperate with the Underwriter and counsel for the Underwriter to qualify or register the Offered Shares for sale under (or obtain exemptions from the application of) the state securities or blue sky laws of those jurisdictions designated by the Underwriter, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Offered Shares. The Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation. The Company will advise the Underwriter promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Offered Shares for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its reasonable efforts to obtain the withdrawal thereof at the earliest possible moment.

I. Use of Proceeds. The Company shall use the net proceeds from the sale of the Offered Shares sold by it in the manner described under the caption “Use of Proceeds” in the Prospectus.

J. Transfer Agent. The Company shall continue to engage and maintain, at its expense, a registrar and transfer agent for the Common Shares.

K. Earnings Statement. As soon as practicable, the Company will make generally available to its security holders and to the Underwriter an earnings statement (which need not be audited) complying with Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

L. Periodic Reporting Obligations. The Company, during the period when the Prospectus is required to be delivered under the Securities Act, shall file, on a timely basis, with the Commission and, where required, the NYSE Amex and the Toronto Stock Exchange, all reports and documents required to be filed under the Exchange Act.

M. Listing. The Company will use commercially reasonable efforts to effect and maintain the inclusion and quotation of the Common Shares, including the Offered Shares, on the NYSE Amex and the Toronto Stock Exchange, unless and until such security is listed on another exchange or automated quotation system of at least comparable reputation.

N. Company to Provide Copy of the Prospectus in Form That May be Downloaded from the Internet. The Company shall cause to be prepared and delivered, at its expense, within one business day from the effective date of this Agreement, to the Underwriter an “electronic Prospectus” to be used by the Underwriter in connection with the offering and sale of the Offered Shares. As used herein, the term “electronic Prospectus” means a form of Prospectus, and any amendment or supplement thereto, that meets each of the following conditions: (i) it shall be encoded in an electronic format, satisfactory to the Underwriter, that may be transmitted electronically by the Underwriter to offerees and purchasers of the Offered Shares; (ii) it shall disclose the same information as the paper Prospectus, except to the extent that graphic and image material cannot be disseminated electronically, in which case such graphic and image material shall be replaced in the electronic Prospectus with a fair and accurate narrative description or tabular representation of such material, as appropriate; and (iii) it shall be in or convertible into a paper format or an electronic format, satisfactory to the Underwriter, that will allow investors to store and have continuously ready access to the Prospectus at any future time, without charge to investors (other than any fee charged for subscription to the Internet as a whole and for on-line time). The Company hereby confirms that it has included or will include in the Prospectus filed pursuant to EDGAR, IDEA or otherwise with the Commission and in the Registration Statement at the time it was declared effective an undertaking that, upon receipt of a request by an investor or his or her representative, the Company shall transmit or cause to be transmitted promptly, without charge, a paper copy of the Prospectus.

O. Agreement Not to Offer or Sell Additional Common Shares. During the period commencing on the date hereof and ending on the 90th day following the date of the Prospectus (the “Lock-up Period”), the Company will not, without the prior written consent of the Underwriter (which consent may be withheld at the sole discretion of the Underwriter), directly or indirectly, sell, offer, contract or grant any option to sell, pledge, transfer or establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of or transfer, or announce the offering of, or file any registration statement under the Securities Act in respect of, any Common Shares, options or warrants to acquire Common Shares or securities exchangeable or exercisable for or convertible into Common Shares (other than as contemplated by this Agreement with respect to the Offered Shares); provided, however, that (1) the Company may issue Common Shares or options to purchase its Common Shares, or Common Shares upon exercise of options, pursuant to any stock option, stock bonus or other stock plan or arrangement described in the Prospectus or any amendment to or replacement of such plan and (2) file one or more registration statements on Form S-8 or amendments thereto relating to the issuance of Common Shares or the issuance and exercise of options to purchase Common Shares granted under the employee benefit plans of the Company existing on the date of the Prospectus or any amendment to or replacement of such plan. Notwithstanding the foregoing, if (i) during the last 17 days of the Lock-up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs or (ii) prior to the expiration of the Lock-up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-up Period, then in each case the Lock-up Period will be extended until the expiration of the 18-day period beginning on the date of the issuance of the earnings release or the occurrence of the material news or material event, as applicable, except that such extension will not apply if, (i) within three business days prior to the expiration of the Lock-up Period, the Company delivers to the Underwriter a certificate, signed by the Chief Financial Officer or Chief Executive Officer of the Company, certifying on behalf of the Company that the Common Shares are “actively traded securities” (as defined in Regulation M) and (ii) that the Company meets the applicable requirements of paragraph (a)(1) of Rule 139 under the Securities Act in the manner contemplated by NASD Rule 2711(f)(4) of the FINRA Manual. The Company will provide the Underwriter with prior notice of any such announcement that gives rise to an extension of the restricted period.

P. Investment Limitation. The Company shall not invest, or otherwise use the proceeds received by the Company from its sale of the Offered Shares in such a manner as would require the Company to register as an investment company under the Investment Company Act.

Q. No Stabilization or Manipulation; Compliance with Regulation M. Prior to the completion of the distribution of the Offered Shares, the Company will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Common Shares or any other reference security, whether to facilitate the sale or resale of the Offered Shares or otherwise, and the Company will, and shall cause each of its affiliates to, comply with all applicable provisions of Regulation M. Prior to the completion of the distribution of the Offered Shares, if the limitations of Rule 102 of Regulation M (“Rule 102”) do not apply with respect to the Offered Shares or any other reference security pursuant to any exception set forth in Section (d) of Rule 102, then promptly upon notice from the Underwriter (or, if later, at the time stated in the notice), the Company will, and shall cause each of its affiliates to, comply with Rule 102 as though such exception were not available but the other provisions of Rule 102 (as interpreted by the Commission) did apply.

Section 5. [Intentionally Omitted].

Section 6. Payment of Expenses. The Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including without limitation (i) all expenses incident to the issuance and delivery of the Offered Shares (including all printing and engraving costs), (ii) all fees and expenses of the Company’s transfer agent, (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Offered Shares to the Underwriter, (iv) all fees and expenses of the Company’s counsel, independent public or certified public accountants and other advisors, (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), the Time of Sale Prospectus, the Preliminary Prospectus, the Prospectus and any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company, and all amendments and supplements thereto, and this Agreement, (vi) all filing fees and reasonable attorneys’ fees and expenses incurred by the Company or the Underwriter in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Offered Shares for offer and sale under the state securities or blue sky laws, and, if requested by the Underwriter, preparing and printing a blue sky survey or memorandum, and any supplements thereto, advising the Underwriter of such qualifications, registrations, determinations and exemptions, (vii) the filing fees incident to, and the reasonable fees and expenses of counsel for the Underwriter in connection with, FINRA’s review and approval of the Underwriter’s participation in the offering and distribution of the Offered Shares, (viii) the fees and expenses associated with listing the Offered Shares on the NYSE Amex and the Toronto Stock Exchange and (ix) all other fees, costs and expenses referred to in Item 14 of Part II of the Registration Statement. Except as provided in this Section 6 or Section 9, Section 10 and Section 11 hereof, the Underwriter shall pay its own expenses, including the fees and disbursements of its counsel.

Section 7. Covenant of the Underwriter. The Underwriter covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of the Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.

Section 8. Conditions of the Obligations of the Underwriter. The obligations of the Underwriter to purchase and pay for the Firm Shares as provided herein on the First Closing Date and, with respect to the Optional Shares, the Firm Closing Date or each Option Closing Date, as applicable, shall be subject to the accuracy of the representations and warranties on the part of the Company set forth in Section 1 hereof, as of the date hereof and as of the First Closing Date as though then made and, with respect to the Optional Shares, as of the First Closing Date and each Option Closing Date, as applicable, as though then made, to the timely performance by the Company of its covenants and other obligations hereunder, and to each of the following additional conditions:

A. Comfort Letters. On the date hereof, the Underwriter shall have received from:

(a) BDO Seidman, LLP, independent certified public accountants for the Company, a letter dated the date hereof addressed to the Underwriter, in form and substance satisfactory to the Underwriter, (i) containing statements and information of the type ordinarily included in accountant’s “comfort letters” to underwriters, delivered according to AU Section 634 of the Interim Accounting Standards of the PCAOB (or any successor bulletin), with respect to the audited and unaudited financial statements and certain financial information incorporated by reference in the Registration Statement, Time of Sale Prospectus, the Preliminary Prospectus and the Prospectus, and (ii) confirming that they are (A) independent public or certified public accountants as required by the Securities Act, the Exchange Act and the PCAOB and (B) in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X; and

(b) Netherland, Sewell & Associates, Inc., a letter effective as of the date hereof addressed to the Underwriter, in form and substance satisfactory to the Underwriter, stating the conclusions and findings of such firm with respect to the oil and natural gas reserves of the Company.

B. Compliance with Registration Requirements; No Stop Order; No Objection from FINRA. For the period from and after the date of this Agreement and prior to the First Closing Date and, with respect to the Optional Shares, each Option Closing Date:

(a) the Company shall have filed the Prospectus with the Commission (including the information previously omitted from the Registration Statement pursuant to Rule 430B or Rule 430C under the Securities Act) in the manner and within the time period required by Rule 424(b) under the Securities Act;

(b) no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment to the Registration Statement, shall be in effect and no proceedings for such purpose shall have been instituted or threatened by the Commission; and

(c) FINRA shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

C. No Material Adverse Change or Ratings Agency Change. For the period from and after the date of this Agreement and prior to the First Closing Date and, with respect to the Optional Shares, each Option Closing Date:

(a) in the judgment of the Underwriter, there shall not have occurred, except as contemplated by the Prospectus, any Material Adverse Change; and

(b) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any securities of the Company by any “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act.

D. Opinion of Counsel for the Company. On each of the First Closing Date and each Option Closing Date, the Underwriter shall have received the opinions of Vinson & Elkins LLP, Warner, Norcross & Judd, Burnet Duckworth & Palmer LLP and Sara-Lane Ruzicki, Esq., counsels for the Company, dated as of such Closing Date, together in substantially the form attached as Exhibit A.

E. Opinion of Counsel for the Underwriter. On each of the First Closing Date and each Option Closing Date, the Underwriter shall have received the opinion of Porter & Hedges, L.L.P. and Bennett Jones LLP, counsels for the Underwriter, in form and substance satisfactory to the Underwriter, dated as of such Closing Date.

F. Officers’ Certificate. On each of the First Closing Date and each Option Closing Date the Underwriter shall have received a written certificate executed by the Chief Executive Officer or President of the Company and the Chief Financial Officer of the Company, dated as of such Closing Date, to the effect set forth in subsections (B)(b) and (C)(b) of this Section 8, and further to the effect that:

(a) for the period from and after the date of this Agreement and prior to such Closing Date, there has not occurred any Material Adverse Change;

(b) the representations and warranties of the Company set forth in Section 1 of this Agreement are true and correct with the same force and effect as though expressly made on and as of such Closing Date; and

(c) the Company has complied with all the agreements and covenants hereunder and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date.

G. Bring-down Comfort Letters. On each of the First Closing Date and each Option Closing Date, the Underwriter shall have received from:

(a) BDO Seidman, LLP, independent certified public accountants for the Company, a letter dated such date, in form and substance satisfactory to the Representative, to the effect that they reaffirm the statements made in the letter furnished by them pursuant to subsection (A)(a) of this Section 8, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the First Closing Date or the applicable Option Closing Date, as the case may be; and

(b) Netherland, Sewell & Associates, Inc., a letter dated such date, in form and substance satisfactory to the Representative, to the effect that they reaffirm the statements made in the letter furnished by them pursuant to subsection (A)(b) of this Section 8.

H. Lock-Up Agreement from Certain Securityholders of the Company. On or prior to the date hereof, the Company shall have furnished to the Underwriter an agreement in the form of Exhibit B hereto from J. Russell Porter, Michael A. Gerlich and each of the Company’s directors, and such agreement shall be in full force and effect on each of the First Closing Date and each Option Closing Date.

I. Exchange Listing. The Offered Shares shall have been approved for listing on the NYSE Amex and, prior to the Closing Date, the Securities shall have been conditionally approved for listing, subject to the satisfaction of the customary conditions, on the Toronto Stock Exchange, subject only to official notice of issuance, and satisfactory evidence of such actions shall have been provided to the Underwriter

J. [Intentionally Omitted].

K. Additional Documents. On or before the First Closing Date and each Option Closing Date, the Underwriter and counsel for the Underwriter shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Offered Shares as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

If any condition specified in this Section 8 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Underwriter by notice to the Company at any time on or prior to the First Closing Date and, with respect to the Optional Shares, at any time prior to the applicable Option Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 6, Section 9, Section 10 and Section 11 shall at all times be effective and shall survive such termination.

Section 9. Reimbursement of Underwriter’s Expenses. If this Agreement is terminated by the Underwriter pursuant to Section 8 (other than (B)(c) or (E)), or if the sale to the Underwriter of the Offered Shares on the First Closing Date (or the applicable Option Closing Date) is not consummated because of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision hereof, the Company agrees to reimburse the Underwriter upon demand for all out-of-pocket expenses that shall have been reasonably incurred by the Underwriter in connection with the proposed purchase and the offering and sale of the Offered Shares, including but not limited to reasonable fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges.

Section 10. Indemnification.

A. Indemnification of the Underwriter by the Company. The Company agrees to indemnify and hold harmless the Underwriter, its officers and employees, and each person, if any, who controls the Underwriter within the meaning of the Securities Act and the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which the Underwriter or such officer, employee or controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430B or Rule 430C, as applicable, under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Time of Sale Prospectus, any free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 430B or Rule 433(d) of the Securities Act, the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and to reimburse the Underwriter and each such officer, employee or controlling person for any and all expenses (including the reasonable fees and disbursements of one counsel chosen by the Underwriter) as such expenses are reasonably incurred by the Underwriter or such officer, employee or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use in the Registration Statement, the Time of Sale Prospectus, any such free writing prospectus, the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto), it being understood and agreed that the only such information furnished by the Underwriter to the Company consists of the information described in subsection (C) below. The indemnity agreement set forth in this Section 10(A) shall be in addition to any liabilities that the Company may otherwise have.

B. [Intentionally Omitted].

C. Indemnification of the Company and its Directors and Officers. The Underwriter agrees to indemnify and hold harmless the Company, each of its directors and each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company, or any such director, officer, or controlling person, may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Underwriter), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue or alleged untrue statement of a material fact contained in the Registration Statement, Time of Sale Prospectus, any free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 430B or Rule 433(d) of the Securities Act, the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto), or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, Time of Sale Prospectus, any free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 430B or Rule 433(d) of the Securities Act, the Preliminary Prospectus, the Prospectus (or such amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use therein; and to reimburse the Company, or any such director, officer or controlling person, for any legal and other expense reasonably incurred by the Company, or any such director, officer or controlling person, in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The Company hereby acknowledges that the only information that the Underwriter has furnished to the Company expressly for use in the Registration Statement, Time of Sale Prospectus, any free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 430B or Rule 433(d) of the Securities Act, the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto) are the statements set forth in the third and ninth paragraphs under the caption “Underwriting” in the Prospectus. The indemnity agreement set forth in this Section 10(C) shall be in addition to any liabilities that the Underwriter may otherwise have.

D. Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 10 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 10, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise than under the indemnity agreement contained in this Section 10 or to the extent it is not prejudiced as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 10 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel), approved by the indemnifying party, representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

E. Settlements. The indemnifying party under this Section 10 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.

Section 11. Contribution. If the indemnification provided for in Section 10 is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriter, on the other hand, from the offering of the Offered Shares pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriter, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriter, on the other hand, in connection with the offering of the Offered Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Offered Shares pursuant to this Agreement (before deducting expenses) received by the Company, and the total underwriting discount received by the Underwriter, in each case as set forth on the front cover page of the Prospectus bear to the aggregate initial public offering price of the Offered Shares as set forth on such cover. The relative fault of the Company, on the one hand, and the Underwriter, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or the Underwriter, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 10(C), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 10(C) with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 11; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 10(C) for purposes of indemnification.

The Company and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 11 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 11.

For purposes of this Section 11, each officer and employee of the Underwriter and each person, if any, who controls the Underwriter within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company with the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company.

Section 12. Termination of this Agreement. The Underwriter, by notice given to the Company, shall have the right to terminate this Agreement at any time prior to the First Closing Date or to terminate the obligations of the Underwriter to purchase the Optional Shares at any time prior to the Option Closing Date, as the case may be, if at any time (i)(a) trading or quotation in any of the Company’s securities shall have been suspended or limited by the Commission, the NYSE Amex or the Toronto Stock Exchange or (b) trading in securities generally on either the NYSE Amex or the Toronto Stock Exchange shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges by the Commission or FINRA; (ii) a general banking moratorium shall have been declared by any of federal or New York authorities; (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States’ or international political, financial or economic conditions, as in the judgment of the Underwriter is material and adverse and makes it impracticable to market the Offered Shares in the manner and on the terms described in the Time of Sale Prospectus or to enforce contracts for the sale of securities; or (iv) the Company shall have sustained a loss by strike, fire, flood, earthquake, accident or other calamity of such character as in the judgment of the Underwriter may interfere materially with the conduct of the business and operations of the Company regardless of whether or not such loss shall have been insured. Any termination pursuant to this Section 12 shall be without liability on the part of (a) the Company to the Underwriter, except that the Company shall be obligated to reimburse the expenses of the Underwriter to the extent provided in Sections 6 and 9 hereof, (b) the Underwriter to the Company, or (c) of any party hereto to any other party except that the provisions of Section 10 and Section 11 shall at all times be effective and shall survive such termination.

Section 13. Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company, of its officers and of the Underwriter set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriter or the Company or any of its or their partners, officers or directors or any controlling person, as the case may be, and will survive delivery of and payment for the Offered Shares sold hereunder and any termination of this Agreement.

Section 14. Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

If to the Underwriter:

Johnson Rice & Company L.L.C.

639 Loyola Avenue, Suite 2775

New Orleans, Louisiana 70113

Facsimile: (504) 566-0742

Attention: Joshua C. Cummings

with a copy to:

Porter & Hedges, L.L.P.

1000 Main Street, 36th Floor

Houston, Texas 77002

Facsimile: (713) 226-6274

Attention: Robert G. Reedy

If to the Company:

Gastar Exploration Ltd.

1331 Lamar Street, Suite 1080

Houston, Texas 77010

Facsimile: (713) 739-0458

Attention: J. Russell Porter and Michael A. Gerlich

with a copy to:

Vinson & Elkins LLP

First City Tower

1001 Fannin Street, Suite 2500

Houston, Texas 77002

Facsimile: (713) 615-5962

Attention: James M. Prince and Theodore R. Moore

Any party hereto may change the address for receipt of communications by giving written notice to the others.

Section 15. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and to the benefit of the employees, officers and directors and controlling persons referred to in Section 10 and Section 11, and in each case their respective successors, and no other person will have any right or obligation hereunder. The term “successors” shall not include any purchaser of the Offered Shares as such from the Underwriter merely by reason of such purchase.

Section 16. Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

Section 17. Governing Law Provisions. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in such state. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the Borough of Manhattan in the City of New York or the courts of the State of New York in each case located in the Borough of Manhattan in the City of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the jurisdiction of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum. With respect to any Related Proceeding, each party irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled in the Specified Courts or any other court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such Related Proceeding, including, without limitation, any immunity pursuant to the United States Foreign Sovereign Immunities Act of 1976, as amended.

Section 18. General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification provisions of Section 10 and the contribution provisions of Section 11, and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Sections 10 and 11 hereto fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the Registration Statement, the Time of Sale Prospectus, each free writing prospectus, the Preliminary Prospectus and the Prospectus (and any amendments and supplements thereto), as required by the Securities Act and the Exchange Act.

[Signature Pages Follow]

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours, GASTAR EXPLORATION LTD.

By:	/s/ J. Russell Porter
Name:	J. Russell Porter
Title:	Chairman, President & Chief Executive Officer

[Signature page to Underwriting Agreement]

The foregoing Underwriting Agreement is hereby confirmed and accepted by the Underwriter as of the date first above written.

JOHNSON RICE & COMPANY L.L.C.

By:	/s/ Joshua C. Cummings
Name:	Joshua C. Cummings
Title:	Equity Member

[Signature page to Underwriting Agreement]

SCHEDULE A

Schedule of Free Writing Prospectuses included in the Time of Sale Prospectus

- Two (2) free writing prospectuses dated May 19, 2009

SCHEDULE B

Subsidiaries of the Company

100% Subsidiaries owned by the Company

Gastar Exploration USA, Inc. (Michigan)

100% Subsidiaries owned by Gastar Exploration USA, Inc. (Michigan)

Gastar Exploration New South Wales, Inc. (Michigan)

Gastar Exploration Victoria, Inc. (Michigan)

Gastar Exploration Texas LP (Delaware)

-	Gastar Exploration Texas LLC (Delaware), General Partner (1%)
-	Gastar Exploration Texas, Inc. (Michigan), Limited Partner (99%)

Gastar Power Pty Ltd. (Australia)

SCHEDULE C

Capitalization of the Company

The Company has the authority to issue an unlimited number of common shares, no par value. As of May 15, 2009, the Company had outstanding 211,332,963 common shares of common stock and 10,640,250 shares issuable upon the exercise of outstanding stock options awarded under the Company’s 2002 Stock Incentive Plan and 3,102,148 unvested shares of restricted stock awarded under the Company’s 2006 Long-Term Stock Incentive Plan.

EXHIBIT A

FORM OF OPINION OF COUNSELS FOR THE COMPANY

(Vinson & Elkins LLP)

(Warner, Norcross & Judd)

(Burnet Duckworth & Palmer LLP)

(Sara-Lane Ruzicki, Esq.)

1.	The Company is validly existing as a corporation and in good standing under the laws of the Province of Alberta and is duly qualified and in good standing as a foreign corporation in each jurisdiction listed on a schedule attached to the opinion. Each of the subsidiaries of the Company listed on Schedule B to the Underwriting Agreement (each, a “Subsidiary” and together, the “Subsidiaries”) is validly existing as a corporation or limited liability company, as applicable, in good standing under the laws of the jurisdiction of its organization and is in good standing as a foreign corporation or other business organization, as applicable, in each jurisdiction listed on a schedule attached to the opinion.

2.	The Company has the corporate power and authority to own, lease, hold and operate its properties and to otherwise carry on its business under the laws of the Province of Alberta and its Amended and Restated Articles of Incorporation and Bylaws as described in the Registration Statement, Preliminary Prospectus, Prospectus and Time of Sale Prospectus, and to execute, deliver and perform its obligations under the Underwriting Agreement. Each of the Subsidiaries has the corporate or limited liability company power and authority to own, lease, hold and operate its properties under the laws of its state of incorporation or formation and to conduct the business in which it is engaged as described in the Registration Statement, Preliminary Prospectus, Prospectus and Time of Sale Prospectus.

3.	The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

4.	The execution and delivery of the Underwriting Agreement by the Company do not and the performance by the Company of its obligations under the Underwriting Agreement (except as contemplated by the Registration Statement, the Preliminary Prospectus, the Prospectus or Time of Sale Prospectus) will not, (i) whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event under, or result in the creation of imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument filed as an exhibit to the Registration Statement, the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2009, or any of the Company’s subsequent Current Reports on Form 8-K (the “Filed Exhibits”), (ii) result in a violation of the Amended and Restated Articles of Incorporation or Bylaws of the Company, (iii) result in the violation of any law, rule or regulation of any Included Law or (iv) result in any violation of any order, writ, judgment or decree of any governmental authority known to such counsel.

5.	No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Federal or state governmental authority or agency is legally required for the due execution and delivery of the Underwriting Agreement by the Company and the performance by the Company of its obligations under the Underwriting Agreement except for (i) those that have been obtained or made, (ii) those required under Federal and state securities laws or blue sky laws and (iii) those that may be required under the rules and regulations of FINRA, the NYSE Amex and the Toronto Stock Exchange.

6.	The authorized capital of the Company consists of an unlimited amount of common shares. All of the issued and outstanding common shares have been duly authorized and validly issued and are fully paid and non-assessable, and have not been issued in violation of any preemptive rights of any security holder of the Company granted under the Company’s Amended and Restated Articles of Incorporation, under the Business Corporations Act (Alberta) or, to such counsel’s knowledge, under any agreement or other instrument to which the Company is a party or by which it is bound. The common shares conform in all material respects to the descriptions thereof contained in the Registration Statement, the Preliminary Prospectus, the Prospectus and the Time of Sale Prospectus. Except as set forth in the Registration Statement, the Preliminary Prospectus, the Prospectus or the Time of Sale Prospectus, to such counsel’s knowledge, no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into or exchange any securities for, shares in the capital of, or ownership interests in, the Company are outstanding. There are no preemptive rights to subscribe for or to purchase the Offered Shares pursuant to the Company’s Amended and Restated Articles of Incorporation, the Business Corporations Act (Alberta) or, to such counsel’s knowledge, any agreement or other instrument to which the Company is a party or by which it is bound.

7.	Except as disclosed in the Registration Statement, the Preliminary Prospectus, the Prospectus or the Time of Sale Prospectus, to such counsel’s knowledge, there is no pending or threatened action, suit, proceeding, inquiry or investigation to which the Company or any Subsidiary is a party or to which the assets, properties or operations of the Company or any Subsidiary is subject, before or by any governmental agency or body that could result in a Material Adverse Change or could materially and adversely affect the consummation of the transactions contemplated under the Underwriting Agreement or the performance by the Company of its obligations thereunder.

8.	The form of stock certificate used to evidence the Securities is in a form that complies in all material respects with all applicable statutory requirements under the Business Corporations Act (Alberta).

9.	The Registration Statement is effective under the Securities Act and the Prospectus was filed with the Commission pursuant to Rule 424(b)(5) on , 2009 and, based upon telephonic conversations with the Commission, no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceedings for that purpose have been instituted or are pending before or contemplated by the Commission.

10.	The Registration Statement, the Preliminary Prospectus, and the Prospectus, and each amendment or supplement to the Registration Statement, the Preliminary Prospectus, and the Prospectus, including the documents incorporated by reference therein, in each case as of their respective effective or issue dates (other than (i) the financial statements and notes thereto and schedules included or incorporated by reference therein or omitted therefrom, (ii) the summary reserve report of the independent petroleum engineers included or incorporated by reference therein, or (iii) the other financial or statistical contained therein or omitted therefrom, as to which such counsel expresses no opinion) appeared on their faces to have complied as to form in all material respects with the requirements of the Securities Act.

11.	The statements in the Preliminary Prospectus, the Prospectus and the Time of Sale Prospectus under the caption “Description of Capital Stock,” in so far as such statements purport to summarize certain provisions of the documents and legal matters referred to therein, fairly summarize such provisions and legal matters in all material respects, subject to the qualifications and assumptions stated therein.

12.	No holder of any security of the Company has the right, which has not been waived, under any Filed Exhibit to require the registration under the Securities Act of any sale of securities issued by the Company, by reason of the filing or effectiveness of the Registration Statement.

13.	The Company is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

Negative Assurance

In the course of acting as counsel to the Company in connection with its preparation of the Registration Statement, the Prospectus and the Time of Sale Prospectus, prior to the filing of the Registration Statement, the Prospectus and the Time of Sale Prospectus, such counsel participated in conferences and telephone conversations with representatives of the Company, representatives of the independent petroleum engineers of the Company, representatives of the independent public accountants for the Company, representatives of the Underwriter and representatives of the Underwriter’s counsel, during which the contents of the Registration Statement, the Prospectus and the Time of Sale Prospectus and related matters were discussed, and such counsel reviewed certain corporate records and documents furnished to such counsel by the Company.

Based on such counsel’s participation in such conferences and conversations, such counsel’s review of such records and documents as described above, such counsel’s understanding of the U.S. federal securities laws and the experience such counsel has gained in its practice thereunder, such counsel advises the Underwriter that no information has come to its attention that causes it to believe that (1) the Registration Statement (except (i) the financial statements and notes thereto and schedules included or incorporated by reference therein or omitted therefrom, (ii) the summary reserve report of the independent petroleum engineers included or incorporated by reference therein, or (iii) the other financial, accounting, statistical or reserve engineering data contained or incorporated by reference therein or omitted therefrom, as to which such counsel expresses no view), at the time the Registration Statement became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (2) the Time of Sale Prospectus (except (i) the financial statements and notes thereto and schedules included or incorporated by reference therein or omitted therefrom, (ii) the summary reserve report of the independent petroleum engineers included or incorporated by reference therein, or (iii) the other financial, accounting, statistical or reserve engineering data contained or incorporated by reference therein or omitted therefrom, as to which such counsel expresses no view) included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (3) the Prospectus (except (i) the financial statements and notes thereto and schedules included or incorporated by reference therein or omitted therefrom, (ii) the summary reserve report of the independent petroleum engineers included or incorporated by reference therein, or (iii) the other financial, accounting, statistical or reserve engineering data contained or incorporated by reference therein or omitted therefrom, as to which such counsel expresses no view), at the time the Prospectus was filed with the Commission and as of the Closing Date, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Such opinion shall be limited to the law of the State of Texas, the Province of Alberta, federal securities law of the United States and the Business Corporations Act (Alberta).

EXHIBIT B

May 18, 2009

Johnson Rice & Company L.L.C.

639 Loyola Avenue, Suite 2775

New Orleans, Louisiana 70113

RE:	Gastar Exploration Ltd. (the “Company”)

Ladies & Gentlemen:

The undersigned is an owner of record or beneficially of certain common shares of the Company (“Shares”) or securities convertible into or exchangeable or exercisable for Shares. The Company proposes to carry out a public offering of Shares (the “Offering”) for which you will act as the underwriter. The undersigned recognizes that the Offering will be of benefit to the undersigned and will benefit the Company. The undersigned acknowledges that you are relying on the representations and agreements of the undersigned contained in this letter in carrying out the Offering and in entering into an underwriting arrangement with the Company with respect to the Offering.

In consideration of the foregoing, each of the undersigned hereby agrees that the undersigned will not, and will cause any spouse or immediate family member of the spouse of the undersigned or such person living in the undersigned’s household (a “Family Member”) not to, without your prior written consent, which consent may be withheld in your sole discretion, directly or indirectly, sell, offer, contract or grant any option to sell (including without limitation any short sale), pledge, transfer, establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise dispose of any Shares, options or warrants to acquire Shares, or securities exchangeable or exercisable for or convertible into Shares currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under the Exchange Act) by the undersigned (or such spouse or family member), or publicly announce an intention to do any of the foregoing, for a period commencing on the date hereof and continuing through the close of trading on the date 90 days after the date of the Prospectus (as defined in the Underwriting Agreement relating to the Offering to which the Company is a party) (the “Lock-Up Period”); provided, that if (i) during the last 17 days of the Lock-up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs or (ii) prior to the expiration of the Lock-up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-up Period, then in each case the Lock-up Period will be extended until the expiration of the 18-day period beginning on the date of the issuance of the earnings release or the occurrence of the material news or material event, as applicable, unless you waive, in writing, such extension, except that such extension will not apply if, (i) within three business days prior to the 15th calendar day before the last day of the Lock-up Period, the Company delivers a certificate, signed by the Chief Financial Officer or Chief Executive Officer of the Company, certifying on behalf of the Company that the Shares are “actively traded securities” (as defined in Regulation M under the Exchange Act) and (ii) that the Company meets the applicable requirements of paragraph (a)(1) of Rule 139 under the Securities Act of 1933, as amended, in the manner contemplated by NASD Rule 2711(f)(4) of the FINRA Manual; provided, further, that the foregoing restrictions shall not apply to the transfer of any or all of the Shares owned by the undersigned, either during the undersigned’s lifetime or on death, by gift, will or intestate succession, to the immediate family of the undersigned or to a trust the beneficiaries of which are exclusively the undersigned and/or a

Family Member or Family members; provided, further, that the foregoing restrictions shall not apply to the transfer by the undersigned to an affiliate; provided, however, that in any such case, it shall be a condition to such transfer that the transferee executes and delivers to you an agreement stating that the transferee is receiving and holding the Shares subject to the provisions of this letter agreement, and there shall be no further transfer of such Shares, except in accordance with this letter agreement.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of Shares or securities convertible into or exchangeable or exercisable for Shares held by the undersigned except in compliance with the foregoing restrictions.

With respect to the Offering only, the undersigned waives any registration rights relating to registration under the Securities Act of 1933, as amended, of any Shares owned either of record or beneficially by the undersigned, including any rights to receive notice of the Offering.

This agreement is irrevocable and will be binding on the undersigned and the respective successors, heirs, personal representatives, and assigns of the undersigned. This agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in such state.

The undersigned acknowledges and agrees that whether or not any Offering actually occurs depends on a number of factors, including market conditions.

Printed Name of Holder

By:
Signature

Printed Name of Person Signing

(and indicate capacity of person signing if

signing as custodian, trustee, or on behalf

of an entity)